Registration No. 333-_________
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           PENNICHUCK CORPORATION
           (Exact name of registrant as specified in its charter)

         New Hampshire                            02-0177370
  (State or other jurisdiction                  (IRS employer
of incorporation or organization            identification number)

                              Four Water Street
                         Nashua, New Hampshire 03060

  (Address, including zip code, of registrant's principal executive offices)

                           Pennichuck Corporation
                           2000 Stock Option Plan

                          (Full title of the plan)

                      Charles J. Staab, Vice President
                    Treasurer and Chief Financial Officer
                           Pennichuck Corporation
                              Four Water Street
                         Nashua, New Hampshire 03060

                   (Name and address of agent for service)

                               (603) 882-5191

        (Telephone number, including area code, of agent for service)

                                 Copies to:
                          Denis J. Maloney, Esquire
                    Gallagher, Callahan & Gartrell, P.A.
                    214 North Main Street, P.O. Box 1415
                      Concord, New Hampshire 03302-1415
                               (603) 228-1181

                       CALCULATION OF REGISTRATION FEE


                                  Proposed          Proposed
Title of                          maximum           maximum            Amount of
securities to    Amount to        offering price    aggregate          registration
be registered    be registered    per share*        offering price*    fee
-----------------------------------------------------------------------------------

Common Stock,
$1.00 par value    150,000        $27.25            $4,087,500         $1,022

* Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock of the Registrant on the Nasdaq National Market System at the close of trading on March 19, 2001.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with the Commission.

                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents and information previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act") are incorporated by reference in this Registration Statement:

      (a) The Registrant's latest annual report filed on Form 10-KSB for the fiscal year ended December 31, 1999;

      (b) The Registrant's quarterly report filed on Form 10-QSB for the quarter ended September 30, 2000;

      (c)   The Registrant's current report on Form 8-K filed April 20,
            2000;

      (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8 filed with the Commission; and

      (e) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated April 21, 2000 and filed with the Commission.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or any document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

      Not applicable

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

      Not applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Incorporated by reference to Item 15 of Part II of the Registrant's Registration Statement on Form S-3 (No. 33-69494).

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable

Item 8.  EXHIBITS

       4.1  Pennichuck Corporation 2000 Stock Option Plan
       5.1 Opinion of Gallagher, Callahan & Gartrell, P.A. with respect to legality
      23.1 Consent of Gallagher, Callahan & Gartrell, P.A. (included in their opinion filed as Exhibit 5.1 hereto)
      23.2  Consent of Arthur Andersen LLP
      24.1 Power of Attorney (reference is made to the signature pages to this Registration Statement)

Item 9.  UNDERTAKINGS

      1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

            Provided, however, that (a) (i) and (a) (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on March 9, 2001.

                                  PENNICHUCK CORPORATION
                                  (Registrant)


                                  By: /s/ Charles J. Staab
                                      -------------------------
                                      Name: Charles J. Staab
                                      Title: Vice President, Treasurer
                                             and Chief Financial Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maurice L. Arel and Charles J. Staab, or any of them, his true and lawful attorney-in-fact and agent, with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                              Title                      Date

/s/ Maurice L. Arel          President, Chief Executive Officer   March 9, 2001
-------------------------    and Director (Principal Executive
    Maurice L. Arel          Officer)

/s/ Stephen J. Densberger    Executive Vice President and         March 9, 2001
-------------------------    Director
    Stephen J. Densberger

/s/ Charles J. Staab         Vice President, Treasurer,           March 9, 2001
-------------------------    Chief Financial Officer and Director
    Charles J. Staab         (Principal Financial Officer)

/s/ Bonalyn J. Hartley       Vice President, Controller and       March 9, 2001
-------------------------    Chief Accounting Officer
    Bonalyn J. Hartley       (Principal Accounting Officer)

/s/ Joseph A. Bellavance     Director                             March 9, 2001
-------------------------
    Joseph A. Bellavance

/s/ Charles E. Clough        Director                             March 9, 2001
-------------------------
    Charles E. Clough

/s/ Robert P. Keller         Director                             March 9, 2001
-------------------------
    Robert P. Keller

/s/ John R. Kreick           Director                             March 9, 2001
-------------------------
    John R. Kreick

/s/ Hannah M. McCarthy       Director                             March 9, 2001
-------------------------
    Hannah M. McCarthy

/s/ Martha E. O'Neill        Director                             March 9, 2001
-------------------------
    Martha E. O'Neill